Exhibit 99.1

Everspin Reports Second Quarter 2019 Financial Results

Chandler, AZ, August 7, 2019 — Everspin Technologies, Inc. (Nasdaq: MRAM), the market leader in MRAM, today announced financial results for the second quarter ended June 30, 2019.

Second Quarter and Recent Highlights

•	Total revenue was $8.6 million, at the high-end of revised guidance

•	Loss per share was ($0.21), a $0.04 per share sequential improvement

•	Operating expenses decreased sequentially by $1.3 million to $7.6 million as the 1Gb STT-MRAM device transitioned from R&D into production

•	Announced Phison Electronics and Sage Microelectronics to provide native support for 1Gb STT-MRAM in their enterprise SSD controller chips

•	Refinanced Company debt facility, substantially reducing the cash burn over the next 12 months

“Revenue in the quarter was above our revised guidance range, and although lower sequentially, we were able to improve our bottom line results from first quarter levels as a result of our significant reduction in operating expenses,” stated Kevin Conley, Everspin’s President and CEO.

“We also continued to advance the ecosystem support for our 1Gb STT-MRAM devices as evidenced by our recent partnerships with Phison and Sage, along with continued progress with other leading enterprise storage controller suppliers. Despite the current challenges faced by our industry, we continued to secure additional design wins for our Toggle products, while shipping an increasing number of 1Gb samples to customers for key qualification builds in advance of our planned production ramp. With a committed focus on efficiently managing our operations, we continue to execute toward our long-term growth objectives.”

Second Quarter 2019 Results

Total revenue for the second quarter of 2019 was $8.6 million, compared to $10.8 million in the second quarter of 2018 and $10.0 million in the previous quarter.

Gross margin for the second quarter of 2019 was 46.5%, and compares to 42.1% in the second quarter of 2018 and 47.7% in the previous quarter.

Operating expenses for the second quarter of 2019 were $7.6 million, a 36% decrease compared to the $11.8 million in the year-ago quarter and a 15% decrease from the $9.0 million in the previous quarter.

Net loss for the second quarter of 2019 was $3.7 million, or ($0.21) per share, based on 17.1 million weighted-average shares outstanding, compared to a net loss of $7.4 million, or ($0.44) per share, in the second quarter of 2018, and a net loss of $4.3 million, or ($0.25) per share, in the first quarter of 2019.

Cash and cash equivalents as of June 30, 2019 were $15.3 million, compared to $18.5 million at the end of the first quarter of 2019.

Business Outlook

For the third quarter of 2019, Everspin expects total revenue in the range of $8.5 million and $9.0 million. Net loss per share is expected to be between ($0.21) and ($0.17) based on an weighted-average share count of 17.2 million shares outstanding.

Conference Call

Everspin will host a conference call for analysts and investors today at 5:00 p.m. Eastern Time. Interested participants can access the call by dialing 1-844-889-7788 and providing passcode 7869239. International callers may join the call by dialing +1-661-378-9932, using the same code. The call will also be available as a live and archived webcast in the Investor Relations section of the company’s website at investor.everspin.com.

A telephone replay of the conference call will be available approximately two hours after the call until August 14, 2019, at midnight Eastern Time. The replay can be accessed by dialing 1-855-859-2056 and using the passcode 7869239. International callers should dial +1-404-537-3406 and enter the same passcode at the prompt.

About Everspin Technologies

Headquartered in Chandler, Arizona, Everspin Technologies, Inc. is the worldwide leader in the design, volume production and distribution of Magnetoresistive RAM (MRAM) into markets and applications where data persistence, performance, and endurance are paramount. Serving applications across the data center, industrial, and transportation markets, Everspin has built the strongest and fastest-growing foundation of MRAM users in the world. For more information, visit www.everspin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the statements made under the caption “Business Outlook.” Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, the risks set forth in Everspin’s Form 10-Q filed with the Securities and Exchange Commission on May 9, 2019, under the caption “Risk Factors.” Subsequent events may cause these expectations to change, and Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Everspin Investor Relations Contact:

Leanne K. Sievers, President

Shelton Group Investor Relations

T: 949-224-3874

E: sheltonir@sheltongroup.com

EVERSPIN TECHNOLOGIES, INC.

Condensed Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$15,273	$23,379
Accounts receivable, net	5,864	7,522
Inventory	8,964	9,097
Prepaid expenses and other current assets	488	688

Total current assets	30,589	40,686
Property and equipment, net	3,867	4,286
Right-of-use assets	2,947	—
Other assets	73	73

Total assets	$37,476	$45,045

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,197	$2,637
Accrued liabilities	3,704	5,001
Current portion of long-term debt	5,977	5,977
Lease liabilities	1,583	—

Total current liabilities	13,461	13,615
Long-term debt, net of current portion	3,642	6,509
Lease liabilities, net of current portion	1,726	—

Total liabilities	18,829	20,124

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized; no shares issued and outstanding as of June 30, 2019 and December 31, 2018	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized; 17,151,290 and 17,095,456 shares issued and outstanding as of June 30, 2019 and December 31, 2018	2	2
Additional paid-in capital	160,564	158,912
Accumulated deficit	(141,919)	(133,993)

Total stockholders’ equity	18,647	24,921

Total liabilities and stockholders’ equity	$37,476	$45,045

EVERSPIN TECHNOLOGIES, INC.

Condensed Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Product sales	$8,003	$9,449	$17,026	$18,814
Licensing, royalty, and other revenue	643	1,316	1,646	6,804

Total revenue	8,646	10,765	18,672	25,618
Cost of sales	4,627	6,229	9,868	11,127

Gross profit	4,019	4,536	8,804	14,491
Operating expenses:
Research and development	3,519	6,773	7,517	13,253
General and administrative	2,856	3,329	6,451	6,548
Sales and marketing	1,239	1,713	2,603	3,079

Total operating expenses	7,614	11,815	16,571	22,880

Loss from operations	(3,595)	(7,279)	(7,767)	(8,389)
Interest expense	(186)	(222)	(397)	(433)
Other income, net	111	132	238	176

Net loss and comprehensive loss	$(3,670)	$(7,369)	$(7,926)	$(8,646)

Net loss per common share, basic and diluted	$(0.21)	$(0.44)	$(0.46)	$(0.55)

Weighted-average shares used to compute net loss per common share, basic and diluted	17,137,338	16,635,261	17,117,777	15,717,248

EVERSPIN TECHNOLOGIES, INC.

Condensed Statement of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net loss	$(7,926)	$(8,646)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	876	729
Loss on disposal of property and equipment	20	19
Stock-based compensation	1,502	1,342
Non-cash interest expense	153	200
Compensation expense related to vesting of common stock to GLOBALFOUNDRIES	—	462
Changes in operating assets and liabilities:
Accounts receivable	1,658	(1,391)
Inventory	133	940
Prepaid expenses and other current assets	200	(635)
Other assets	—	(136)
Accounts payable	(456)	51
Accrued liabilities	(907)	2,591
Lease liabilities	(43)	—
Shipping term reversal	—	(39)

Net cash used in operating activities	(4,790)	(4,513)

Cash flows from investing activities
Purchases of property and equipment	(461)	(347)

Net cash used in investing activities	(461)	(347)

Cash flows from financing activities
Proceeds from the issuance of common stock, net of offering costs	—	24,609
Payments on debt	(3,000)	(1,000)
Payments on finance lease obligation	(5)	(6)
Proceeds from exercise of stock options and purchase of shares in employee stock purchase plan	150	1,032

Net cash (used in) provided by financing activities	(2,855)	24,635

Net (decrease) increase in cash and cash equivalents	(8,106)	19,775
Cash and cash equivalents at beginning of period	23,379	12,950

Cash and cash equivalents at end of period	$15,273	$32,725

Supplementary cash flow information:
Interest paid	$257	$233

Operating cash flows paid for operating leases	$837	$—

Financing cash flows paid for finance leases	$5	$—

Right-of-use assets obtained in exchange for new operating leases	$23	$—

Non-cash investing and financing activities:
Purchases of property and equipment in accounts payable	$27	$27